Exhibit 99.1

Picard Medical, Inc. Announces Pricing of $17 Million Initial Public Offering

TUCSON, ARIZONA, August 28, 2025 — Picard Medical, Inc. (“Picard” or the “Company”), a medical technology company that manufactures and sells the only total artificial heart (the “SynCardia Total Artificial Heart”, or “STAH”) approved by the U.S. Food and Drug Administration (“FDA”), and Health Canada, today announced the pricing of its initial public offering (the “Offering”). The Offering consists of 4,250,000 shares of common stock priced at a public offering price of $4.00 per share, for total gross proceeds of $17 million, before deducting underwriting discounts and offering expenses. The shares of common stock have been approved for listing on the NYSE American, LLC and are expected to commence trading on August 29, 2025, under the ticker symbol “PMI.”

The Company has granted the underwriters an option, within 30 days from the closing date of the Offering, to purchase up to an additional 637,500 shares of common stock at the public offering price, less underwriting discounts, to cover over-allotment, if any.

The Offering is being conducted on a firm commitment basis. WestPark Capital, Inc. is Lead Manager and Sole Bookrunner for the Offering and representative of the underwriters for the Offering. Sentinel Brokers Co., Inc. is Co-Manager. E.F. Hutton & Co. and Uphorizon, LLC are financial advisors to the issuer. Winston & Strawn LLP is acting as counsel to the Company, and Sheppard, Mullin, Richter & Hampton LLP is acting as counsel to the underwriters, in connection with the Offering.

The Company intends to use the proceeds from this Offering to support market expansion via a joint venture it has established in China, SynCardia Medical (Beijing), Inc., to fund product research and development activities including those related to the Emperor (a fully implantable, driverless version of the STAH) and next-generation portable driver systems; to build STAH system sales, marketing and distribution capabilities, including the costs of additional inventory and an expanded base of drivers, to repay debt, and to cover general operational expenses, working capital and other general corporate purposes.

A registration statement on Form S-1 (File No. 333-286295) relating to the Offering, as amended, has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and was declared effective by the SEC on August 12, 2025. The Offering is being made only by means of a prospectus. Copies of the final prospectus related to the Offering may be obtained, when available, from WestPark Capital, Inc. by email at info@wpcapital.com or via standard mail to WestPark Capital, Inc., 1800 Century Park East, Suite 220, Los Angeles, CA 90067. In addition, a copy of the final prospectus, when available, can also be obtained via the SEC’s website at http://www.sec.gov.

Before you invest, you should read the prospectus and other documents the Company has filed or will file with the SEC for more information about the Company and the Offering. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Picard Medical, Inc.

Picard Medical, Inc. is the parent company of SynCardia Systems, LLC (“SynCardia”), the Tucson, Arizona–based leader with the only commercially available total artificial heart technology for patients with end-stage heart failure. SynCardia develops, manufactures, and commercializes the SynCardia Total Artificial Heart (“STAH”), an implantable system that assumes the full functions of a failing or failed human heart. It is the first artificial heart approved by both the FDA and Health Canada, and it remains the only commercially available artificial heart in the United States and Canada. With more than 2,100 implants performed at hospitals across 27 countries, the SynCardia Total Artificial Heart is the most widely used and extensively studied artificial heart in the world. For more information, please visit https://www.syncardia.com.

Forward-Looking Statement

This press release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are statements other than historical facts. When the Company and its management uses words such as “may, “will, “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. These forward-looking statements include, without limitation, statements regarding the expected trading of the Company’s shares of common stock on the NYSE American, the closing of the Offering and the intended use of proceeds. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and the completion of the initial public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the Company’s registration statement filed with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at http://www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Contact

Investors

Eric Ribner

Managing Director

LifeSci Advisors LLC

eric@lifesciadvisors.com

Picard Medical, Inc./SynCardia Systems, LLC

IR@picardmedical.com

General/Media

Brittany Lanza

blanza@syncardia.com